SECOND CREDIT AGREEMENT MODIFICATION AGREEMENT

THIS AGREEMENT made as of the 15th day of March, 2013

BETWEEN:

ATNA RESOURCES LTD., a corporation organized and existing under the laws of the Province of British Columbia

(together with its successors and permitted assigns, the "**Borrower**")

AND:

CANYON RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware

(together with its successors and permitted assigns, "**CRC**")

AND:

ATNA RESOURCES INC., a corporation organized and existing under the laws of the State of Nevada

(together with its successors and permitted assigns, "**ARI**", and with CRC, collectively, the "**Guarantors**")

AND:

SPROTT RESOURCE LENDING PARTNERSHIP, a general partnership organized and existing under the laws of the Province of Ontario

(together with its successors and permitted assigns, the "**Lender**")

RECITALS:

WHEREAS the Borrower, the Guarantors and the Lender entered into a credit agreement dated as of August 31, 2011 in respect of a $20,000,000 senior secured credit facility granted by the Lender in favour of the Borrower (the "**Credit Agreement**").

WHEREAS the Borrower, the Guarantors and the Lender entered into a credit agreement modification agreement dated as of February 15, 2012 (the "**Credit Agreement Modification Agreement**") pursuant to which the parties thereto agreed to amend the Credit Agreement to change the mandatory prepayments contemplated in Section 3.2 of the Credit Agreement, to increase the amount of Permitted Indebtedness as it relates to Purchase Money Obligations and Capital Lease Obligations of the Credit Parties to $20,000,000 and to extend the Stated Maturity Date to August 31, 2013.

WHEREAS the Borrower and the Guarantors have requested that the Lender agree to further amend the Credit Agreement to further extend the Stated Maturity Date to August 29, 2014, to provide for the payment of an extension bonus in respect thereof, to amend the prepayment terms and to amend certain negative covenants, including in respect of Permitted Indebtedness and Permitted Encumbrances, all in accordance with the terms of this Agreement.

AGREEMENTS:

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Borrower, the Guarantors and the Lender, the Borrower, the Guarantors and the Lender agree as follows:

ARTICLE 1
INTERPRETATION

Definitions

1.1 In this Agreement, unless there is something in the subject matter or context inconsistent therewith, all terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement, as amended.

1.2 Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions:

"**CR Briggs**" means CR Briggs Corporation, a Colorado Corporation and a direct wholly-owned subsidiary of CRC; and

"**CR Reward**" means CR Reward Corporation, a Nevada corporation and a direct wholly-owned subsidiary of CRC;".

Governing Law

1.3 This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of British Columbia.

Time of Essence

1.4 Time shall be of the essence in all respects of this Agreement.

ARTICLE 2
ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES

Outstanding Facility Balance

2.1 The Credit Parties acknowledge and confirm that the outstanding balance of the Facility as at the date of this Agreement is $17,565,625, comprised of $17,500,000 in principal amount and $65,625 of accrued but unpaid interest.

Representations and Warranties

2.2 The Credit Parties hereby reaffirm and restate each of the representations and warranties set out in Article 6 of the Credit Agreement as at the date of this Agreement, except that:

(a) with reference to the representation and warranty set out at subsection 6.1(g) of the Credit Agreement there are as at the date of this Agreement 145,140,466 Common Shares issued and outstanding as fully paid and non-assessable shares in the capital of the Borrower; and

(b) with reference to the representation and warranty set out at subsection 6.1(z) of the Credit Agreement all Material Contracts of the Credit Parties not listed in Schedule E to

the Credit Agreement are described on Schedule B hereto, true and complete copies of which have been delivered to the Lender.

No Default or Events of Default

2.3 No event or circumstance has occurred since the date of the Credit Agreement which could be construed as a Default or an Event of Default, and the Credit Parties have and continue to fulfill all of their respective covenants and other obligations under each of the Facility Documents.

Guarantors' Acknowledgments

2.4 The Guarantors hereby acknowledge and confirm their continuing covenant and agreement under each of the Facility Documents to which they are a party, including their respective guarantees dated effective August 31, 2011 (the "**Guarantees**") delivered in connection with the execution and delivery of the Credit Agreement and all security therefor. Notwithstanding any term of any Facility Documents to the contrary, the Guarantors hereby confirm that the Guarantees and all security therefor secures the payment and performance by the Borrower to the Lender of all obligations and amounts owing by the Borrower to the Lender pursuant to the Credit Agreement, as amended, including all principal, interest and other amounts, and constitute legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

ARTICLE 3
AMENDMENTS

Stated Maturity Date

3.1 Subject to the payment of the Extension Bonus under Section 3.3 below, the definition of "Stated Maturity Date" set out in Section 1.1 of the Credit Agreement, as amended by Section 2.2 of the Credit Agreement Modification Agreement, shall be further amended by deleting that paragraph in its entirety and replacing it with the following:

"**Stated Maturity Date**" means August 29, 2014;".

Promissory Note

3.2 Concurrently with the execution and delivery of this Agreement, the Borrower shall execute and deliver to the Lender a replacement promissory note in the form attached as Schedule A hereto, and, coincident with such delivery, the Lender will surrender to the Borrower the previous promissory note which is being replaced.

Extension Bonus

3.3 In consideration for the Lender entering into this Agreement, the Borrower covenants and agrees to pay to the Lender, or as the Lender may direct, a $525,000 extension bonus (the "**Extension Bonus**") on or before March 25, 2013 (the "**Extension Bonus Payment Date**"), in the form of Common Shares issued at a deemed price equal to a 10% discount to the five-day volume weighted average trading price of the Common Shares as they trade on the Canadian Exchange immediately prior to the date of this Agreement (the "**Extension Bonus Shares**"), provided always that if the Borrower is unable to secure the approval of the Canadian Exchange for the issuance of the Extension Bonus Shares and issue same to the Lender on or before the Extension Bonus Payment Date, the Extension Bonus shall be immediately due and payable in cash. Common Shares issued to the Lender, or as directed by the Lender, in satisfaction of the Extension Bonus Shares shall have a maximum hold period under Applicable Securities Laws of four months and one day from their date of issuance.

3.4 The Borrower covenants and agrees to use all reasonable commercial efforts to obtain all necessary approvals or authorizations prudent or necessary in connection with the issuance of the Extension Bonus Shares, including but not limited to the conditional approval of the Canadian Exchange and to issue the Extension Bonus Share, on or before the Extension Bonus Payment Date.

Voluntary Prepayment

3.5 Section 3.1 of the Credit Agreement is hereby amended by deleting that paragraph in its entirety and replacing it with the following:

"Voluntary Prepayment

3.1 The Borrower may prepay the Facility in whole or in part at any time before the Stated Maturity Date, without penalty, provided that:

(a) the Borrower shall have provided the Lender with at least five (5) Business Days' prior written notice of its intention to prepay the Facility in whole or in part; and

(b) the Borrower shall have paid to the Lender and early prepayment fee in cash equal to two percent (2%) of the principal amount of such prepayment of the Facility.".

Mandatory Prepayment

3.6 The last paragraph of Section 3.2 of the Credit Agreement, as previously amended by Section 2.1 of the Credit Agreement Modification Agreement, is hereby amended by deleting that paragraph in its entirety.

3.7 The Credit Agreement is hereby amended by inserting a new Section 3.3 which shall read as follows:

3.3 The Borrower shall prepay the outstanding principal amount of the Facility in twelve (12) equal monthly installments of $1,458,333.33 on the last Business Day of each calendar month commencing September 30, 2013 and ending on August 29, 2014.

Permitted Indebtedness

3.8 The definition of "Permitted Indebtedness" set out in Section 1.1 of the Credit Agreement is hereby amended by:

(a) adding a new paragraph (i) as follows:

"(i) for so long as the outstanding principal balance of the Facility is equal to or less than $11,500,000, Indebtedness incurred by CR Reward in respect of Purchase Money Obligations and Capital Lease Obligations, in an aggregate maximum principal amount of up to $35,000,000;" and

(b) deleting the existing paragraph (c) and replacing it with the following:

"(c) Indebtedness in an amount up to $20,000,000 in respect of Purchase Money Obligations and Capital Lease Obligations incurred by a Credit Party or CR Briggs and further provided that such Indebtedness is secured only by Security Interests granted over all or any portion of the assets acquired pursuant to such Purchase Money Obligations and Capital Lease Obligations;"

Permitted Encumbrances

3.9 The definition of "Permitted Encumbrances" set out in Section 1.1 of the Credit Agreement is hereby amended by adding a new paragraph (o) as follows:

> "(o) for so long as the outstanding principal balance of the Facility is equal to or less than $11,500,000, any Security Interest granted by CR Reward over all or any portion of assets being acquired by CR Reward pursuant to any Purchase Money Obligations or Capital Lease Obligations, securing an aggregate maximum principal amount of up to $35,000,000;".

Negative Covenants

3.10 Section 7.2 of the Credit Agreement is hereby amended by adding new paragraphs (s), (t) and (u) as follows:

> "(s) cause or permit CR Reward to incur any Indebtedness, except as contemplated in Section (l) of the definition of Permitted Indebtedness;
>
> (t) cause or permit CR Reward to grant any Security Interests over all or any portion of its assets, except as contemplated in Section (o) of the definition of Permitted Encumbrances; or
>
> (u) cause or permit CR Briggs to incur any new or additional Indebtedness, except as contemplated in Section (c) of the definition of Permitted Indebtedness, or grant a Security Interest over all or any portion of its assets after the date hereof, except as contemplated in Section (m) of the definition of Permitted Encumbrances (which for greater certainty does not permit the grant of a Security Interest over all or any portion of the mineral tenures or other mining rights, surface or undersurface, comprising the Briggs gold mine operated by CR Briggs)".

3.11 Section 7.2(p) of the Credit Agreement is hereby amended by deleting that paragraph in its entirety and replacing it with the following:

> (p) except for guarantees of the obligations of CR Reward in respect of Purchase Money Obligations or Capital Lease Obligations of CR Reward incurred in compliance with Section (l) of the definition of Permitted Indebtedness, and further provided that all such guarantees are and remain unsecured, guarantee the obligations of any other Person, directly or indirectly, other than obligations permitted by this Agreement;".

ARTICLE 4
MISCELLANEOUS

Binding Effect

4.1 This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors and the Lender and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Guarantors and the Lender and their respective successors and assigns.

Entire Agreement

4.2 This Agreement amends and modifies the Credit Agreement, as previously amended, and together with the other Facility Documents reflect the entire agreement between the Credit Parties and the Lender with respect to the matters set forth herein and therein and supersedes

any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto. All references to the "Credit Agreement" in each of the Facility Documents shall be deemed for all purposes hereafter to refer to the "Credit Agreement, as amended".

Amendments

4.3 This Agreement may only be amended or modified by further written instrument, executed and delivered by each of the parties hereto.

Legal Fees

4.4 The Borrower shall pay to the Lender all of the Lender's legal fees (on a solicitor and own client basis) and other costs, charges and expenses (including due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement. If not paid within thirty (30) days of demand, such amount will be added to and form part of the principal amount of the Facility and shall accrue interest from the date of demand as if it had been advanced by the Lender to the Borrower hereunder.

Further Assurances

4.5 The Credit Parties shall provide the Lender with such further documents, instruments and assurances as the Lender may reasonably require to complete the transactions contemplated herein.

Counterparts and Facsimile

4.6 This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

ATNA RESOURCES LTD.

Per: Rodney D. Gloss, VP & CFO
Authorized Signatory

Per: James K B Hewitt President & CEO
Authorized Signatory

CANYON RESOURCES CORPORATION

Per: Rodney D. Gloss, VP
Authorized Signatory

Per: James K B Hewitt President & CEO
Authorized Signatory

ATNA RESOURCES INC.

Per: Rodney D Gloss, VP
Authorized Signatory

Per: James K B Hewitt President & CEO
Authorized Signatory

SPROTT RESOURCE LENDING PARTNERSHIP by its managing partner Sprott Lending Consulting Limited Partnership, by its general partner Sprott Lending Consulting GP Inc.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

ATNA RESOURCES LTD.

Per: ______________________________
Authorized Signatory

Per: ______________________________
Authorized Signatory

CANYON RESOURCES CORPORATION

Per: ______________________________
Authorized Signatory

Per: ______________________________
Authorized Signatory

ATNA RESOURCES INC.

Per: ______________________________
Authorized Signatory

Per: ______________________________
Authorized Signatory

SPROTT RESOURCE LENDING PARTNERSHIP by its managing partner Sprott Lending Consulting Limited Partnership, by its general partner Sprott Lending Consulting GP Inc.

Per: ______________________________
Authorized Signatory

Per: ______________________________
Authorized Signatory

PROMISSORY NOTE

Principal Amount: **CAD$17,500,000**

For value received, ATNA RESOURCES LTD. (the "Borrower") hereby promises to pay to SPROTT RESOURCE LENDING PARTNERSHIP (the "**Lender**") the principal amount of SEVENTEEN MILLION FIVE HUNDRED THOUSAND CANADIAN DOLLARS (CAD$17,500,000) (the "**Principal Amount**") in twelve (12) equal monthly installments of $1,458,333.33 on the last Business Day of each calendar month commencing September 30, 2013 and ending on August 29, 2014 (the "**Stated Maturity Date**"), and any residual Principal Amount on the Stated Maturity Date, subject to:

(a) the occurrence and continuance of an Event of Default (as defined in the credit agreement dated as of August 31, 2011 among the Borrower; as borrower, Canyon Resources Corporation and Atna Resources Inc., as guarantors (the "**Guarantors**"), and the Lender, as lender, as amended by a credit agreement modification agreement dated as of February 15, 2012 among the Borrower, the Guarantors and the Lender and a second credit agreement modification agreement dated as of March 15, 2013 among the Borrower, the Guarantors and the Lender (collectively, the "**Credit Agreement**")); and

(b) the Lender's rights to accelerate payment under the Credit Agreement prior to the stated Maturity Date,

together with interest accruing on the outstanding Principal Amount from March 1, 2013, as well as on all overdue amounts outstanding in respect of interest, costs or other fees or expenses payable by the Borrower to the Lender pursuant to the Credit Agreement, at the rate of nine percent (9.00%) per annum, calculated daily and compounded monthly (effective annual rate of 9.38%), and payable by the Borrower to the Lender monthly on the last Business Day of every month, before as well as after maturity, default and judgment.

The undersigned may prepay this promissory note, in whole or in part, at any time before the Stated Maturity Date, without penalty, provided that the Borrower shall have provided the Lender with at least five (5) Business Days prior written notice of its intention to prepay the promissory note in whole or in part and further provided that the Borrower shall have paid to the Lender and early prepayment fee in cash equal to two percent (2%) of the amount of such prepayment. The undersigned waives demand and presentment for payment, notice of non-payment, protest, notice of protest and notice of dishonour.

If after the advance of the Principal Amount:

(a) any of the Borrower or the Guarantors (collectively, the "**Credit Parties**") or any of their direct or indirect subsidiaries shall sell or otherwise dispose of any assets outside of the ordinary course of business in one or more transactions having a value exceeding $500,000 in the aggregate, the Borrower shall pay or cause to be paid all cash proceeds of such sales or other dispositions of assets, net of reasonable selling costs, to the Lender forthwith, to be applied on account of the outstanding Principal Amount and all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time; or

(b) the Borrower closes one or more equity financings having a value exceeding CAD$500,000 in the aggregate, the Borrower shall pay 25% of the proceeds of such financing forthwith on closing such financing(s) to be applied on account of the outstanding Principal Amount and all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time.

This promissory note will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Capitalized terms used and not defined in this promissory note shall have the meanings ascribed to them in the Credit Agreement.

Dated: March 15, 2013

ATNA RESOURCES LTD.

Per: ______________________
Name: JAMES K. B. HESKETH
Title: PRESIDENT & CEO

Per: ______________________
Name: Rodney D. Gloss
Title: VP & CFO